                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data," "Selected Consolidated Financial and Other Data" and "Experts" and to the use of our reports dated February 12, 1999, except note 12, as to which the date is October 7, 1999 in the Registration Statement (Form S-1 No. 333-85779) and the related Prospectus of Illuminet Holdings, Inc. for the registration of shares of its common stock.



                                                          ERNST & YOUNG LLP


Seattle, Washington

October 7, 1999